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                                                                       EXHIBIT 5
                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                  June 2, 2000

Credence Systems Corporation
215 Fourier Avenue
Fremont, CA  94539

                    Re: Credence Systems Corporation Registration Statement on Form S-8 for an aggregate of 174,678 Shares of Common Stock

Ladies and Gentlemen:

                    We have acted as counsel to Credence Systems Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 174,678 shares of the Company's common stock ("Common Stock") issuable in the aggregate under the TMT, Inc. 1996 Stock Option Plan (the "Plan"). The Plan, together with the outstanding options under the Plan, has been assumed by the Company in connection with the Company's acquisition of TMT, Inc. pursuant to an Agreement and Plan of Reorganization dated May 12, 2000 (the "Plan of Reorganization").

                    This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                    We have reviewed the Company's charter documents, the Plan of Reorganization and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements duly authorized under the Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

                    We consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement.

                    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP
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                                            BROBECK, PHLEGER & HARRISON LLP